Contact:	Bristol-Myers Squibb Medical Imaging	IMCOR Pharmaceutical Co.
	Lili Gordon	Taffy J. Williams, Ph.D.
	978-671-8924 (p)	858.410.5613
	lili.gordon@bms.com	info@imagentcontrast.com

Bristol-Myers Squibb Medical Imaging and IMCOR Pharmaceutical Co. Enter into Cross-Licensing Agreement for Ultrasound Contrast Patents

N. BILLERICA, MASSACHUSETTS and SAN DIEGO, CALIFORNIA (November 1, 2004) - Bristol-Myers Squibb Medical Imaging, Inc. and IMCOR Pharmaceutical Co. (Pink Sheets: ICPH.PK), today announced that the companies have entered into a non-exclusive, cross-licensing agreement covering ultrasound contrast agent patents.

Under the terms of the agreement, Bristol-Myers Squibb Medical Imaging and IMCOR will have the right to further develop and commercialize their respective ultrasound contrast imaging agents without risk of infringing the other company’s patent rights. In addition, IMCOR will receive a total payment of $8.5 million, and will have the right of first negotiation to license select compounds from Bristol-Myers Squibb Medical Imaging

“Our agreement with IMCOR enables both of our companies to fully focus our efforts and expertise in advancing the field of contrast enhanced ultrasound imaging,” said Cory Zwerling, president, Bristol-Myers Squibb Medical Imaging. “This is a positive development for the industry overall and for the patients and physicians we support.”

“We are very pleased to complete this agreement with Bristol-Myers Squibb Medical Imaging, a highly respected company both developing and marketing cardiovascular imaging products worldwide,” said Taffy J. Williams, Ph.D., president and chief executive officer of IMCOR.  “This agreement is important because it allows both companies to develop and market their respective products and grow the opportunity in this important field of medicine.”

Bristol-Myers Squibb Medical Imaging is a worldwide leader in cardiovascular imaging whose mission is to extend and enhance human life by offering innovative approaches to see deeper into the heart and vasculature. Bristol-Myers Squibb Medical Imaging, Inc. is a wholly-owned subsidiary of Bristol-Myers Squibb Company (NYSE: BMY), a pharmaceutical and related health care products company. For additional information on Bristol-Myers Squibb Medical Imaging, visit www.bmsmi.com.

IMCOR Pharmaceutical Co. is a specialty pharmaceutical company developing and marketing a platform of innovative imaging products including its current ultrasound contrast agent and PH-50, an investigational iodinated, nanoparticulate formulation under evaluation as a subcutaneous or intravenous agent for both cardiovascular imaging and lymphography. For more information on IMCOR Pharmaceutical Co., visit www.imcorpharma.com.

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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development, governmental regulations and legislation, patent positions and litigation. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Reports on Form 10-Q. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statements in this release that are not strictly historical are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks that may cause IMCOR’s actual results in the future to differ materially from expected results. These risks and uncertainties include the ability of the company to: obtain necessary financing to support its development and commercialization programs, maintain and defend intellectual property protection for its proprietary products, avoid infringing intellectual property rights of third parties, successfully market its approved product, develop additional products and obtain regulatory approval for their use, and manufacture or obtain supplies of drug product. These and other risks are described and qualified in their entirety by cautionary language and risk factors set forth in IMCOR’s filings from time to time with the Securities and Exchange Commission.